ATLANTIC PHARMACEUTICALS, INC.
                             STOCK OPTION AGREEMENT



RECITALS

         A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

                  3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may also be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                  4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

                  5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                                  (i) Should Optionee cease to remain in Service
         for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                                  (ii) Should  Optionee die while this option is
         outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

                                  (iii) Should  Optionee cease Service by reason
         of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                                  (iv) Should  Optionee's  Service be terminated
         for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                                  (v) During the limited period of  post-Service
         exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option

                                       2.

         shall immediately terminate and cease to be outstanding with respect to those shares.

                                  (vi) In the event of a Corporate  Transaction,
         the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

                  6.       Special Acceleration of Option.

                           (a) In the  event  of a  Corporate  Transaction,  the
exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for any or all of the Option Shares at the time subject to this option as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of such Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same exercise schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

                           (b) Immediately following the Corporate  Transaction,
this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                           (c) If this  option is assumed in  connection  with a
Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                           (d) Upon an  Involuntary  Termination  of  Optionee's
Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, the exercisability of this option, to the extent outstanding at such time but not

                                       3.

otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become fully exercisable for all the Option Shares at the time subject to this option as fully-vested shares of Common Stock and may be exercised for any or all of those shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

                           (e) This  Agreement  shall not in any way  affect the
right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  9. Manner of Exercising Option.

                           (a) In order to exercise  this option with respect to
all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                                  (i) Execute and deliver to the  Corporation  a
         Notice of Exercise for the Option Shares for which the option is exercised.

                                  (ii) Pay the aggregate  Exercise Price for the
         purchased shares in one or more of the following forms:

                                            (A) cash or check  made  payable  to
                  the Corporation;

                                            (B) a promissory note payable to the
                  Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

                                            (C)  shares of Common  Stock held by
                  Optionee (or any other person or persons exercising the option) for the requisite

                                       4.

                  period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                            (D)  through  a  special   sale  and
                  remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                           Except  to  the  extent   the  sale  and   remittance
                  procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                                  (iii) Furnish to the  Corporation  appropriate
         documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                  (iv) Make  appropriate  arrangements  with the
         Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                           (b) As soon as practical after the Exercise Date, the
Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                           (c) In no event may this option be exercised  for any
fractional shares.

                  10.      Compliance with Laws and Regulations.

                           (a) The  exercise of this option and the  issuance of
the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations

                                       5.

of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                           (b)  The  inability  of  the  Corporation  to  obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

                  12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  13. Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.1/

                  14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                  15.  Governing  Law.  The   interpretation,   performance  and
enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

--------
1/   Authorization  of payment of the Exercise  Price by a promissory  note may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

                                       6.

                  16. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

                  17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                                  (i) This  option  shall  cease to qualify  for
         favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                                  (ii) No  installment  under this option  shall
         qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant
         Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                                  (iii) Should the exercisability of this option
         be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed

                                       7.

         One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                                  (iv) Should Optionee hold, in addition to this
         option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                                       8.

                                    EXHIBIT I

                               NOTICE OF EXERCISE


                  I hereby notify Atlantic Pharmaceuticals, Inc. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $____________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1995 Stock Option Plan on ______________, 199___.

                  Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


____________________________________, 199___
Date


                                    ____________________________________________
                                    Optionee

                                    Address: ___________________________________


                                    ____________________________________________


Print name in exact manner
it is to appear on the
stock certificate:                  ____________________________________________


Address to which certificate
is to be sent, if different
from address above:                 ____________________________________________


                                    ____________________________________________


Social Security Number:             ____________________________________________


Employee Number:                    ____________________________________________

                                    APPENDIX


                  The  following  definitions  shall  be  in  effect  under  the
Agreement:

         A. Agreement shall mean this Stock Option Agreement.

         B. Board shall mean the Corporation's Board of Directors.

         C. Code shall mean the Internal Revenue Code of 1986, as amended.

         D. Common Stock shall mean the Corporation's common stock.

         E.   Corporate   Transaction   shall  mean  either  of  the   following
stockholder-approved transactions to which the Corporation is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii)  the  sale,   transfer  or  other  disposition  of  all  or
         substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F. Corporation shall mean Atlantic Pharmaceuticals, Inc., a Delaware corporation.

         G. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

         H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         J. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.


                                      A-1.

         K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

         L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

         N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         O.  Incentive   Option  shall  mean  an  option  which   satisfies  the
requirements of Code Section 422.

         P. Involuntary Termination shall mean the termination of Optionee's Service which occurs by reason of:

                (i) Optionee's dismissal or discharge by the Corporation for reasons other than Misconduct, or

                (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a

                                      A-2.

         reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

         Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

         R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

         T. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

         U. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

         V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         W. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

         X. Plan shall mean the Corporation's 1995 Stock Option Plan.


                                      A-3.

         Y. Plan Administrator shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

         Z. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

         AA. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

         AB. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

         AC. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                      A-4.